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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF CAMHY KARLINSKY & STEIN LLP]
                           1740 Broadway, 16th Floor
                            New York, New York 10019


                               February 13, 1997


Comprehensive Care Corporation
1111 Bayside Drive -- Suite 100
Corona del Mar, CA 92625

    Re:  Comprehensive Care Corporation
         Registration Statement on Form S-1
         Registration No. 333-20681
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Gentlemen:

        We have reviewed a Registration Statement on Form S-1 (File No. 333-20681) (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act") by Comprehensive Care Corporation, a Delaware corporation (the "Company"). The Registration Statement has been filed for the purpose of registering the following securities of the Company for offer and sale under the Act: 370,207 shares of Common Stock to be sold by certain Selling Shareholders (the "Shares").

        We have examined your Certificate of Incorporation as amended, By-Laws and such documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion. On the basis of such examination, we are of the opinion that:

        1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to conduct the business which it conducts as described in the Registration Statement.

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Comprehensive Care Corporation
February 13, 1997
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        2.  The Company has an authorized capitalization of 12,560,000 shares of capital stock consisting of 12,500,000 shares of Common Stock, $.01 par value and 60,000 shares of Preferred Stock, $50 par value.


        3. The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ Camhy Karlinsky & Stein
                                        ----------------------------
                                        CAMHY KARLINSKY & STEIN LLP